UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 26, 2019

Catabasis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Bldg. 1400E, Suite B14202 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CATB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☒

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2019, the Board of Directors (the “Board”) of Catabasis Pharmaceuticals, Inc., a Delaware corporation (the “Company”), elected Hugh M. Cole as a director, effective immediately. Mr. Cole will serve as a Class II director with a term expiring at the Company’s 2020 annual meeting of the stockholders of the Company and until such time as his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Mr. Cole has served as the Chief Business Officer and Head of Corporate Development at Jounce Therapeutics, a publicly held biopharmaceutical company, since August 2017. Prior to Jounce, Mr. Cole worked at ARIAD Pharmaceuticals, where he served as Chief Business Officer from March 2014 to May 2017. Before ARIAD, he held positions of increasing responsibility at Shire plc, most recently Senior Vice President, Strategic Planning & Program Management. Prior to joining Shire, Mr. Cole was vice president, corporate development for Oscient Pharmaceuticals and served as Senior Director, Business Development and Strategy at Millennium Pharmaceuticals.  Mr. Cole earned his Masters of Business Administration in health care management and finance at the Wharton School at the University of Pennsylvania and his Bachelor of Arts in chemistry from Harvard University.

Mr. Cole will receive compensation for his service as a non-employee director in accordance with the Company’s director compensation program, including the award of a one-time nonqualified stock option under the Company’s 2015 Amended and Restated Stock Incentive Plan to purchase 15,000 shares of the Company’s common stock. The stock option was granted effective July 26, 2019 and had an exercise price of $6.82 per share, which was equal to the closing price of the Company’s common stock on the Nasdaq Global Market on such grant date. The option will vest in equal annual installments over a three-year period measured from the date of grant, subject to Mr. Cole’s continued service as a director. In connection with his election, Mr. Cole entered into an indemnification agreement with the Company in a form substantially similar to the form of indemnification agreement that the Company has entered into with its other directors. This agreement requires the Company to indemnify Mr. Cole for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATABASIS PHARMACEUTICALS, INC.

Date: July 31, 2019	By:	/s/ Jill C. Milne
Jill C. Milne
President and Chief Executive Officer